                                                                     EXHIBIT 4.2











                             PENSON WORLDWIDE, INC.


                                   ----------








                          REGISTRATION RIGHTS AGREEMENT





                                   ----------





                               SEPTEMBER 14, 2000



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                             PENSON WORLDWIDE, INC.
                          REGISTRATION RIGHTS AGREEMENT
                                TABLE OF CONTENTS


INDEX OF DEFINED TERMS.........................................................................................iii

ARTICLE I REGISTRATION RIGHTS....................................................................................1
         Section 1.1      Certain Definitions....................................................................1
         Section 1.2      Piggyback Registrations................................................................2
         Section 1.3      Demand Registrations...................................................................3
         Section 1.4      Registrations on Form S-3..............................................................4
         Section 1.5      Registration Procedures................................................................4
         Section 1.6      Expenses of Registration...............................................................5
         Section 1.7      Underwritten Registrations.............................................................5
         Section 1.8      Rule 144 Requirements; Termination of Registration Rights..............................5
         Section 1.9      Information by Holder..................................................................6
         Section 1.10     Prospectus Delivery Requirement........................................................6
         Section 1.11     Rule 144 Reporting.....................................................................6
         Section 1.12     Other Registration Rights..............................................................6
         Section 1.13     Listing Application....................................................................7
         Section 1.14     Damages; Injunctive Relief.............................................................7
         Section 1.15     Indemnification........................................................................7
         Section 1.16     Assignment of Registration Rights.....................................................10

ARTICLE II MISCELLANEOUS........................................................................................10
         Section 2.1      Successors and Assigns................................................................10
         Section 2.2      Governing Law.........................................................................10
         Section 2.3      Counterparts..........................................................................10
         Section 2.4      Titles and Subtitles..................................................................10
         Section 2.5      Notices...............................................................................10
         Section 2.6      Expenses..............................................................................11
         Section 2.7      Amendments and Waivers................................................................11
         Section 2.8      Severability..........................................................................11
         Section 2.9      Aggregation of Stock..................................................................12
         Section 2.10     Entire Agreement; No Waiver...........................................................12

Schedule A        Investors




                                       ii
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                             PENSON WORLDWIDE, INC.
                          REGISTRATION RIGHTS AGREEMENT




               THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 14th day of September, 2000, by and among Roger J. Engemoen, Jr., Daniel
P. Son, Philip A. Pendergraft (each, an "Investor" and, collectively, the "Investors") and Penson Worldwide, Inc., a Delaware corporation (the "Company").



                                    RECITALS:

               WHEREAS, during the course of their association with the Company, each of the Investors have contributed significantly, and will continue to contribute in the future, to the success and growth of the Company.

               WHEREAS, the Investors and the Company desire to enter into this Agreement to provide the Investors with the right to register shares of Common Stock of the Company owned by the Investors as of the date hereof.

               NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for certain other good and valuable consideration, the receipt and sufficiency of which in hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                               REGISTRATION RIGHTS

     SECTION 1. 1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below:

               (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

               (b) "Holder" means the person who is then the record owner of Registrable Securities which have not been sold to the public.

               (c) "Registrable Securities" means (i) the Common Stock owned by the Investors as set forth in Schedule A hereto and (ii) any Common Stock issued or issuable with respect to the shares referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that any such share shall cease to be a Registrable Security when sold pursuant to a registration statement declared effective under the Securities Act or sold to the public pursuant to a broker transaction under Rule 144 promulgated thereunder.

               (d) "Registration Expenses" means all expenses incurred by the Company in compliance with Sections 1.2, 1.3, and 1.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of a single special counsel for the Holders, provided the Holders shall have used their reasonable best efforts to utilize the counsel for the Company or the Underwriters and shall employ such separate special counsel only if necessary.

               (e) "SEC" means the United States Securities and Exchange Commission.

               (f) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               (g) "Selling Expenses" means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of securities by the Holder, in an offering pursuant to this Agreement.

          SECTION 1.2  PIGGYBACK REGISTRATIONS.

               (a) If the Company shall determine to register any of its securities under the Securities Act, either for its own account or the account of a security holder or holders exercising their registration rights, other than pursuant to (1) Section 1.3 below; (2) a registration statement relating solely to employee benefit, stock option or purchase plans, or a transaction pursuant to Rule 145 promulgated under the Securities Act; or (3) an offering on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                    (i) promptly give to each Holder written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                    (ii) use its reasonable best efforts to include in such registration statement all of the Registrable Securities and Common Stock specified in a written request or requests made by the Holder within twenty (20) days after receipt of the written notice from the Company described in clause
(i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, the shares sought to be included therein by the Holders shall be reduced pro rata. In no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount included in such offering, unless such offering is the initial public offering of the Company's Securities.

               (b) If any Investor disapproves of the terms of any Company underwriting in which his or its shares are to be included under this Section 1.2, he or it may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the registration statement.

          SECTION 1.3 DEMAND REGISTRATIONS.

               (a) From and after 180 days after the effective date of the initial public offering of the Company's Common Stock, if the Company receives in writing a request that the Company effect the registration under the Securities Act of Registrable Securities, of which at least 10% of the then outstanding Registrable Securities shall be included in such registration (which offering must have a per share price of not less than $5.00 per share (as adjusted for stock dividends, splits, combinations, reclassification and the like)), the Company will:

                    (i) promptly give written notice of the proposed registration to all other Holders; and

                    (ii) as soon as practicable, prepare and file and use its reasonable best efforts to cause to become effective such registration statement as may be so requested and as would permit or facilitate the sale and distribution of such portion of the Registrable Securities as is specified in such request, together with such additional portion of the Registrable Securities of any Holder(s) joining in such request as may be specified in a written request given to the Company within thirty (30) days after receipt of the written notice from the Company specified in clause (i) above.

               (b) If the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration statement that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed pro rata among such Holders who requested inclusion of Registrable Securities in such registration statement according to the number of shares of Registrable Securities owned by each. Neither the Company nor any other shareholder may include shares in such registration statement without the consent of Holders of a majority of the Registrable Securities included therein if the underwriter managing such offering advises the Holders who have included Registrable Securities in such registration statement that the inclusion of such additional shares may either limit the number of Registrable Securities which can be sold or adversely affect the price at which such Registrable Securities can be sold.

               (c) Notwithstanding Section 1.3(b) above, the Company shall have the right, exercisable by written notice to the initiating Holders within thirty
(30) days after receipt of their request to effect a registration under the Securities Act, to include the Company's shares in such registration, in which event such registration shall be deemed to be a Company-initiated registration, and the Holders shall have the right to include their Registrable Securities and shares of Common Stock, as the case may be, therein to the extent permitted under Section 1.2 above.

               (d) The Company shall not be obligated to effect more than three
(3) registrations under this Section 1.3. No registration statement initiated by Holders hereunder shall count as a registration under this Section 1.3 unless and until it shall have been declared effective. Any registration requested under this Section 1.3 which shall not become effective solely by reason of the refusal of the Holders participating therein to proceed with the registration shall count as a registration effected under this Section 1.3 unless the Company shall have been reimbursed for the Registration Expenses incurred by it in connection therewith.

          SECTION 1.4 REGISTRATIONS ON FORM S-3. In addition to the registrations provided in Sections 1.2 and 1.3 above, in the event the Company is qualified to file a registration statement on Form S-3 (or similar short form registration) under the Securities Act, the Company shall give written notice of such fact to the Holders. Holders of the Registrable Securities may, by written notice to the Company, require the Company to file a registration statement on Form S-3 to effectuate registration of such Holders' Registrable Securities. Following the initial public offering of its securities, the Company will use its reasonable best efforts to qualify for registration on Form S-3 or any similar short form registration within the time prescribed by the Securities Act. The Company may be required to file up to six (6) registrations on Form S-3 upon demand, each with respect to an aggregate offering of not less than $10,000,000 (as determined with reference to the number of shares proposed to be sold in such registration multiplied by the average closing price, or if no closing price is available, the mean of the bid and asked prices, over the fifteen trading days preceding the date of such demand), but it shall not be obligated to file more than one registration statement on Form S-3 in any six month period.

          SECTION 1.5 REGISTRATION PROCEDURES. In the case of each registration statement filed by the Company pursuant to this Agreement, the Company will, at its expense, do the following for the benefit of the Holders:

               (a) Use its reasonable best efforts to keep such registration statement effective for a period of 180 days or until the Holders have completed the distribution described in the registration statement relating thereto, or such shorter period of time as is specified by Rule 174 promulgated under the Securities Act, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Securities Act and applicable state securities laws;

               (b) Use its reasonable best efforts to register or qualify the securities to be sold by the Holders under such registration under the applicable securities or "blue sky" laws of such jurisdictions as the underwriter of such offering shall reasonably deem necessary in order to ensure a successful offering; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

               (c) Furnish such number of prospectuses, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents incident thereto as a Holders from time to time may reasonably request in order to facilitate the disposition of Registrable Securities;

               (d) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.3 hereof, the Company will enter into an underwriting agreement necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains usual and customary underwriting provisions and is entered into by the Holders and provided further that if the underwriter so requests, the underwriting agreement will contain customary contribution provisions on the part of the Company; and

               (e) Permit each selling shareholder and such shareholder's counsel or other representatives to inspect and copy such corporate documents as he may reasonably request, subject to receipt of such written confidentiality undertaking as the Company may reasonably request.

          SECTION 1.6 EXPENSES OF REGISTRATION. In the event of a registration in which securities held by Holders are included under this Agreement, the Company shall pay all Registration Expenses, but shall not be required to pay or otherwise assume responsibility for Selling Expenses, which shall be the sole responsibility of the selling Holders.

          SECTION 1.7 UNDERWRITTEN REGISTRATIONS.

               (a) The Company shall have the right to select the managing underwriter or underwriters for any underwritten offering made pursuant to a registration under Section 1.2 or Section 1.4 hereof. The Company also shall have the right to select the managing underwriter or underwriters in any registration under Section 1.3 hereof, provided that such managing underwriter or underwriters shall be reasonably acceptable to the Holders owning a majority of Registrable Securities included in such registration.

               (b) In connection with the initial public offering by the Company, the Holders shall, if requested by the managing underwriter or underwriters thereof, agree not to sell any of their Registrable Securities or any other securities of the Company owned by such shareholders in any transaction other than pursuant to such underwritten offering for a period beginning 60 days prior to the date the Company and the underwriter reasonably expect the registration statement to become effective, and for such period not to exceed 180 days as determined in the discretion of the Board of Directors of the Company (such agreement shall be pursuant to the standard form of lock-up agreement of the managing underwriter or underwriters of such initial public offering).

               (c) The Company may delay for a maximum of six months any underwritten offering pursuant to Section 1.2 or Section 1.3 when, in the good faith judgment of the Board of Directors, (i) a condition or pending transaction exists, the disclosure of which would reasonably be expected to have a material adverse effect on the Company, or (ii) a delay in such offering would be in the best interests of the Company.

          SECTION 1.8 RULE 144 REQUIREMENTS; TERMINATION OF REGISTRATION
RIGHTS.


               (a) At any time and from time to time after the close of business on the earliest of the date that (i) a registration statement filed by the Company under the Securities Act becomes effective; (ii) the Company registers a class of securities under Section 12 of the Exchange Act; or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Act, the Company shall undertake to make publicly available, and available upon request to the Holders of Registrable Securities, such information as is necessary to enable Holders to make sales of their stock pursuant to Rule 144. The Company shall furnish to any such Holder, upon request, a written statement executed by the Company setting forth the steps it has taken to comply with the current public information requirements of Rule 144.

               (b) The rights of a Holder to demand or participate in any registration effected under this Agreement shall terminate as to such Holder at such time as such Holder (i) holds less than five percent (5%) of the fully diluted shares of Common Stock then outstanding and (ii) such Holder is eligible to dispose of his shares pursuant to Rule 144(k), as in effect at such time.

          SECTION 1.9 INFORMATION BY HOLDER. Each Holder included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

          SECTION 1.10 PROSPECTUS DELIVERY REQUIREMENT. In the event that any Holders propose to distribute any Registrable Securities in a registered offering which is not underwritten, such Holders severally agree to comply with the prospectus delivery requirements of the Securities Act with respect to such distribution and to furnish evidence of such compliance to the extent reasonably requested by the Company in connection with such distribution.

          SECTION 1.11 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that permit the sale of restricted securities (as that term is defined in Rule 144 promulgated under the Securities Act) to the public without registration, the Company agrees to:

               (a) use its reasonable best efforts to make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

               (c) so long as the Holders own any shares of Common Stock, furnish each of the Holders promptly upon its request, (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

          SECTION 1.12 OTHER REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company prior to the date on which the Holders may initiate a registration or to initiate a registration in which the Holders may not participate in proportion to their stock ownership, provided that this Section shall not limit the



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


right of the Company to enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right, upon any registration of any of the Company's securities, to include, among the securities which the Company is then registering, securities owned by such holder. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the rights of the Holders as provided in this Agreement.

          SECTION 1.13 LISTING APPLICATION. If shares of any class of stock of the Company shall be listed on a national securities exchange or qualified for inclusion on any interdealer quotation system, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by the Holders.

          SECTION 1.14 DAMAGES; INJUNCTIVE RELIEF. The Company recognizes and agrees that the Holders of Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure damages shall not be an exclusive remedy and the Holders, or any of them, may seek specific performance of the Company's obligations hereunder.

          SECTION 1.15 INDEMNIFICATION.

               (a) The Company will, and hereby does, agree to indemnify and hold harmless each Holder whose securities of the Company are included in any registration statement, each of its officers, directors, agents, employees and partners, and each person controlling such Holder (within the meaning of the Securities Act), with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls such Holder or underwriter within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (joint or several) or actions in respect thereof arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, including any preliminary prospectus or final prospectus contained therein, notification or the like, and all amendments and supplements thereto) incident to any such registration, qualification or compliance, or based on any omission (or alleged omissions) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or the securities laws of any state or any rule or regulation under the Securities Act or the Exchange Act or the securities laws of any state applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and, subject to compliance with the provisions of paragraph (c) below, will promptly reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter and stated to be expressly for use therein.

               (b) Each Holder will, if securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors, employees, agents and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document (and all amendments and supplements thereto), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act or the Exchange Act or any rule or regulation under the Securities Act or the Exchange Act or the securities laws of any state applicable to such Holder, and will promptly reimburse the Company and such other Holders' directors, officers, partners, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be expressly for use therein; provided that in no event shall any indemnity under this paragraph exceed the net proceeds from the offering received by such Holder if such Holder (i) is not, individually or through its affiliates or controlling persons, a director, executive officer or beneficial holder of in excess of 10% of the outstanding voting stock of the Company and (ii) had no knowledge regarding the untruth of any statement (or alleged untrue statement), or any omission (or alleged omission) upon which any indemnity is sought under this paragraph. It is understood and agreed that the indemnity stated in this paragraph (b) is a condition precedent to the Company's obligation to include securities of the Holder in any registration statement; that the Company will be relying upon this indemnity as an inducement in doing so; that the Company may, at its option, require an instrument executed by the Holder and expressly reaffirming this indemnity as a precondition to proceeding with the registration of any securities under this Agreement; and that even in the absence of such instrument, the decision of the Holder to proceed with such registration shall be deemed a reaffirmation of the provision.

               (c) Each party entitled to indemnification under this Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnified Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnifying Party promptly after receiving the aforesaid notice from such Indemnifying Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party; provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such of defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party unless such different or additional defenses are determined by a court of competent jurisdiction to be invalid or such court bases its decision on common defenses, in which cases the Indemnified Party or Parties shall pay the fees and expenses of such separate counsel.

               (d) No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment against or enter into any settlement concerning any Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall provide such reasonable cooperation and shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

               (e) If the indemnification provided for in this Section 1.15 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution under this paragraph exceed the net proceeds from the offering received by such Holder if such Holder (i) is not, individually or through its affiliates or controlling persons, a director, executive officer or beneficial holder of in excess of 10% of the outstanding voting stock of the Company and (ii) had no knowledge regarding the untruth of any statement (or alleged untrue statement), or any omission (or alleged omission) upon which any contribution is sought under this paragraph.

               (f) Neither the Company nor any Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under
Section 1.2 or Section 1.3 which imposes indemnification or contribution obligations on the Company or such Holder, as the case may be, more onerous than those imposed hereunder.

          SECTION 1.16 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article I may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(i) is a subsidiary, affiliate, member, parent, general partner, limited partner, trust grantor or beneficiary, or retired partner of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, (iii) is already a Holder of Registrable Securities or (iv) acquires at least five hundred (500) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, such transfer shall be subject to the following: (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

                                   ARTICLE II
                                  MISCELLANEOUS

          SECTION 2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          SECTION 2.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas, without giving effect to conflicts of laws principles.

          SECTION 2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          SECTION 2.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the address for each party set forth beneath each party's as follows (or at such other address for a party as shall be specified by like notice):

                   (i)     if to the Company:

                           Penson Worldwide, Inc.
                           1700 Pacific Avenue, Suite 1400
                           Dallas, Texas 75201
                           Attn:  General Counsel
                           Fax:  (214) 765-1264

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           301 Congress Avenue, Suite 1200
                           Austin, Texas 78701
                           Attn: Thomas P. Mason
                           Fax: (512) 477-5813


                   (ii)    if to the Investors:

                           At the addresses set forth on Schedule A hereto.


               Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

          SECTION 2.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          SECTION 2.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

          SECTION 2.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          SECTION 2.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          SECTION 2.10 ENTIRE AGREEMENT; NO WAIVER. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and does hereby supersede the Previous Agreement. No course of dealing between or among the parties hereto or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such party.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.




                                    COMPANY:

                                    PENSON WORLDWIDE, INC.


                                    By: /s/ ROGER J. ENGEMOEN, JR.
                                       ----------------------------------------
                                       Roger J. Engemoen, Jr., Chairman



                                   INVESTORS:

                                   /s/ ROGER J. ENGEMOEN, JR.
                                   --------------------------------------------
                                   Roger J. Engemoen, Jr.

                                   /s/ DANIEL P. SON
                                   --------------------------------------------
                                   Daniel P. Son

                                   /s/ PHILIP A. PENDERGRAFT
                                   --------------------------------------------
                                   Philip A. Pendergraft














                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                   Schedule A

                                    Investors


       NAMES                                                  SHARES
       -----                                                  ------
       Roger J. Engemoen, Jr.                                7,518,150
       1501 Barclay Drive
       Austin, Texas 78746

       Daniel P. Son                                         2,005,425
       7138 Azalea Lane
       Dallas, Texas 75230

       Philip A. Pendergraft                                 2,005,425
       2708 Big Bear Lake Drive
       Arlington, Texas 76016